Exhibit 99.1

Thomas Properties Group, Inc.

Supplemental Financial Information

For the Third Quarter 2009

Thomas Properties Group, Inc.

Supplemental Financial Information

For the Quarter Ended September 30, 2009

TABLE OF CONTENTS

Corporate
Company Background	1

Supplemental Financial Information
Operating and Financial Information	2
Consolidated Statements of Operations	3
Consolidated Balance Sheets	4
Unconsolidated Real Estate Entities Statements of Operations	5
Unconsolidated Real Estate Entities Balance Sheets	6
Pro-Rata Consolidated Statements of Operations (Non-GAAP)	7
Pro-Rata Consolidated Balance Sheets (Non-GAAP)	9
Earnings Before Depreciation, Amortization and Taxes (EBDT) (Non-GAAP)	10
After Tax Cash Flow (ATCF) (Non-GAAP)	12
Investment Advisory, Management, Leasing and Development Services	14
Portfolio Data	15
Debt Summary	19
Capital Structure	21
Other Information	22

This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.

Supplemental Financial Information

COMPANY BACKGROUND

Thomas Properties Group, Inc. (TPGI) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of premier properties (through strategic joint ventures), property development and redevelopment, and investment and property management activities.

Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of September 30, 2009, we own interests in and asset manage 27 operating properties with 13.2 million rentable square feet and provide asset and/or property management services on behalf of third parties for an additional four operating properties with 2.2 million rentable square feet.

Our Investment Management Platform

Our sponsorship of partnerships and joint ventures provides us with additional institutional capital for investment and shared risk exposure. These arrangements provide us with the opportunity to earn fees for asset management, property management, leasing and other services, as well as possible carried interest or promote fees.

Our Thomas High Performance Green Fund is intended to invest in commercial properties to be developed or redeveloped into high performance, energy-efficient, high productivity buildings. The fund currently has total capital commitments of $180 million, of which we have committed $50 million, and all of which is unfunded. The Green Fund is expected to invest nationally, focusing on markets with green sensibility and attractive office fundamentals. Green Fund investments will potentially seek ratings from the U. S. Green Building Council’s LEED Green Building Rating System.

TPG/CalSTRS is a value-add/core-plus joint venture with total capital commitments of $378.3 million of which $6.6 million is unfunded. Additionally, CalSTRS and TPG are committed to fund up to $3.75 million and $1.25 million, respectively, as may be required to fund temporary operating cash shortfalls. This joint venture, in which we own a 25% interest, currently owns twelve office properties. The joint venture also holds a 25% interest in a joint venture which owns an additional ten office properties in Austin, Texas.

Our Fee Services

We have been engaged by NBC Universal to entitle and master plan approximately 124 acres on their Universal Studios Hollywood backlot for housing and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space. We earn a monthly developer fee on this project.

We have been retained by Korean Air, a subsidiary of Hanjin Group, as fee developer for the entitlement, design and redevelopment of the 2.7 acre Wilshire Grand property in downtown Los Angeles, for which we are proposing the development of two buildings to include approximately 1.5 million square feet of office, 560 hotel rooms, and 100 residential condominiums, with supporting retail and restaurant uses, for a total project size of up to approximately 2.5 million gross square feet. We earn a monthly developer fee on this project.

Significant Recent Events

On October 10, 2009, the Campus El Segundo construction loan in the amount of $17.0 million was modified. The loan has been extended to July 31, 2011, and has three one-year extension options at our election subject to our compliance with certain loan covenants.

On October 13, 2009, the Four Points Centre construction loan was modified. The loan has been extended to July 31, 2012 with two one-year extension options subject to certain conditions.

On October 14, 2009, we entered into a discounted payoff agreement with the holders of the existing mezzanine debt on Two Commerce Square. We have agreed to pay off the two mezzanine loans, with a principal amount of approximately $36.1 million, for a discounted amount of $25.0 million on or before November 30, 2009 (subject to an extension right of up to 29 days).

On October 6, 2009 we sold a 1.9 acre land parcel adjacent to our Four Points Centre development property in Austin, Texas, which is subject to a ground lease to a retail tenant. The land was sold for $2.1 million; we expect to recognize a gain of approximately $1.2 million in the fourth quarter, 2009.

Continuing the momentum generated during the Murano accelerated marketing event held on June 27, 2009, we entered into contracts for an additional 24 units and settled 56 units during the quarter; resulting in approximately a $25.0 million reduction in our construction loan balance. Subsequent to September 30, 2009, we have entered into contracts to sell an additional six units.

Thomas Properties Group, Inc.

Supplemental Financial Information

OPERATING AND FINANCIAL INFORMATION

Financial Measures

This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). Along with net income, we use two additional measures, Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”) and After Tax Cash Flow (“ATCF”), to report operating results. EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. We believe this information provides useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or difficult to forecast for future periods. Management uses these non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.

Pro-Rata Consolidated Statements of Operations and Pro-Rata Consolidated Balance Sheets

Included are pro-rata consolidated statements of operations, as well as pro-rata consolidated balance sheets, because we believe this information is useful to investors as this method reflects the manner in which we operate our business, and provides more detailed information regarding the operations of the unconsolidated investments. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has and will continue to be conducted through our unconsolidated investments. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. Our management considers the performance of our unconsolidated investments both individually and as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. We provide reconciliations from the full consolidation method to the pro-rata consolidation method in this supplemental financial information.

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) and After Tax Cash Flow (ATCF)

EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We present these financial measures under the pro-rata consolidation method to provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. EBDT and ATCF reflect operating performance measurements for our company that assist management in evaluating trends for comparative and planning purposes. However our non-GAAP financial measures are not intended to be regarded as alternatives to, or more meaningful than, our GAAP financial measures.

See page 10 for a discussion of EBDT and a reconciliation of EBDT to net income (loss) and page 12 for a discussion of ATCF and a reconciliation of ATCF to net income (loss).

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
		(revised)
Revenues:
Rental	$7,385	$7,482	$22,499	$23,317
Tenant reimbursements	4,566	5,991	16,151	20,116
Parking and other	571	925	2,156	2,747
Investment advisory, management, leasing and development services	2,622	1,799	7,158	5,570
Investment advisory, management, leasing and development services- unconsolidated real estate entities	3,388	4,244	11,229	13,670
Reimbursement of property personnel costs	1,425	1,657	4,213	5,075
Condominium sales	22,927	3,622	22,927	79,758

Total revenues	42,884	25,720	86,333	150,253

Expenses:
Property operating and maintenance	5,936	6,018	18,439	18,877
Real estate taxes	1,943	1,586	5,427	4,762
Investment advisory, management, leasing and development services	2,799	4,142	8,638	12,520
Reimbursable property personnel costs	1,425	1,657	4,213	5,075
Cost of condominium sales	20,892	3,113	20,892	62,228
Rent-unconsolidated real estate entities	42	65	208	191
Interest	6,787	5,803	20,415	13,740
Depreciation and amortization	3,008	2,948	9,373	8,498
General and administrative	3,865	4,173	12,072	13,556
Impairment loss	8,600	—	8,600	—

Total expenses	55,297	29,505	108,277	139,447

Gain on sale of real estate	—	—	—	3,618
Gain from early extinguishment of debt	—	—	509	255
Interest income	34	587	287	2,341
Equity in net loss of unconsolidated real estate entities	(3,103)	(3,968)	(595)	(9,108)

(Loss) income before income taxes and noncontrolling interests	(15,482)	(7,166)	(21,743)	7,912
(Provision) benefit for income taxes	(242)	1,359	(480)	(2,695)

Net (loss) income	(15,724)	(5,807)	(22,223)	5,217
Noncontrolling interests’ share of net loss (income):
Unitholders in the Operating Partnership	6,007	2,733	7,456	(3,126)
Partners in consolidated real estate entities	(1,195)	133	934	133

	4,812	2,866	8,390	(2,993)

TPGI share of net (loss) income	$(10,912)	$(2,941)	$(13,833)	$2,224

(Loss) income per share-basic and diluted	$(0.43)	$(0.13)	$(0.56)	$0.09
Weighted average common shares-basic and diluted	25,212,319	23,701,294	24,978,388	23,681,997

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Investments in real estate:
Operating properties, net	$276,878	$274,784
Land improvements – development properties	97,715	100,886
Construction in progress	—	1,274

	374,593	376,944

Condominium units held for sale	73,567	101,112
Real estate held for sale	619	609
Investments in unconsolidated real estate entities	34,096	29,098
Cash and cash equivalents, unrestricted	50,582	69,023
Restricted cash	15,194	16,665
Rents and other receivables, net	4,537	4,452
Receivables from condominium sales contracts, net	1,786	10,485
Receivables from unconsolidated real estate entities	2,503	4,701
Above market rents, net	894	1,070
Deferred rents	11,670	10,604
Deferred leasing and loan costs, net	14,646	15,018
Deferred tax asset, net of valuation allowance	15,729	15,534
Other assets, net	6,356	5,120

Total assets	$606,772	$660,435

	September 30, 2009	December 31, 2008
	(unaudited)
LIABILITIES AND EQUITY
Liabilities:
Mortgage, other secured and unsecured loans	$366,060	$387,945
Accounts payable and other liabilities	13,922	27,750
Unrecognized tax benefits	17,582	17,078
Below market rents, net	730	920
Deferred revenue	822	819
Dividends and distributions payable	500	2,377
Prepaid rent	1,569	2,819

Total liabilities	401,185	439,708

Equity:
Stockholders’ equity:
Common stock	257	238
Limited voting stock	138	145
Additional paid-in capital	170,598	158,341
Retained deficit and dividends including $143 and $186 of other comprehensive loss as of September 30, 2009 and December 31, 2008, respectively	(41,733)	(26,980)

Total stockholders’ equity	129,260	131,744
Noncontrolling interests:
Unitholders in the Operating Partnership	71,908	85,210
Partners in consolidated real estate entities	4,419	3,773

Total noncontrolling interests	76,327	88,983

Total equity	205,587	220,727

Total liabilities and equity	$606,772	$660,435

Thomas Properties Group, Inc.

Supplemental Financial Information

UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

The following are the combined statements of operations of our unconsolidated real estate entities for the three and nine months ended September 30, 2009 and 2008.

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenues:
Rental	$52,102	$50,775	$157,133	$150,847
Tenant reimbursements	20,296	19,817	65,266	64,345
Parking and other	6,975	7,479	21,238	25,436

Total revenues	79,373	78,071	243,637	240,628

Expenses:
Property operating and maintenance	31,069	31,801	90,426	92,902
Real estate taxes	9,777	12,505	32,067	33,414
Interest	24,959	30,710	77,925	95,410
Depreciation and amortization	29,251	32,184	90,749	94,990
Impairment loss	8,049	—	8,049	—

Total expenses	103,105	107,200	299,216	316,716

Loss from continuing operations	(23,732)	(29,129)	(55,579)	(76,088)
Gain on extinguishment of debt	—	—	67,017	—
Loss from discontinued operations	(86)	(34)	(83)	(105)

Net (loss) income	$(23,818)	$(29,163)	$11,355	$(76,193)

Thomas Properties Group, Inc.

Supplemental Financial Information

UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS

(in thousands)

(unaudited)

The following are the combined balance sheets of our unconsolidated real estate entities as of September 30, 2009 and December 31, 2008.

	September 30, 2009	December 31, 2008
		(revised)
ASSETS
Investments in real estate, net	$2,310,796	$2,335,067
Land held for sale	3,853	3,835
Cash and cash equivalents, unrestricted	20,447	26,884
Restricted cash	92,465	64,395
Rents and other receivables, net	3,797	5,386
Above market rents, net	2,220	2,988
Deferred rents	73,254	67,378
Deferred leasing and loan costs, net	150,836	168,980
Other assets	11,733	7,163
Assets associated with discontinued operations	—	86

Total assets	$2,669,401	$2,682,162

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$2,221,674	$2,237,717
Accounts and interest payable and other liabilities	95,923	105,998
Below market rents, net	67,019	80,467
Obligations associated with discontinued operations	—	121

Total liabilities	2,384,616	2,424,303

Redeemable noncontrolling interests	—	18,771
Owners’ equity	284,785	239,088

Total liabilities and equity	$2,669,401	$2,682,162

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)

(in thousands)

(unaudited)

The following are the pro-rata consolidated statements of operations of TPGI for the three months ended September 30, 2009 and 2008, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the three months ended September 30, 2009			For the three months ended September 30, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$7,385	$10,023	$17,408	$7,482	$9,645	$17,127
Tenant reimbursements	4,566	3,360	7,926	5,991	3,536	9,527
Parking and other	571	1,224	1,795	925	1,366	2,291
Investment advisory, management, leasing and development services	2,622	—	2,622	1,799	—	1,799
Investment advisory, management, leasing and development services- unconsolidated real estate entities	3,388	74	3,462	4,244	46	4,290
Reimbursement of property personnel costs	1,425	—	1,425	1,657	—	1,657
Condominium sales	22,927	—	22,927	3,622	—	3,622

Total revenues	42,884	14,681	57,565	25,720	14,593	40,313

Expenses:
Property operating and maintenance	5,936	5,535	11,471	6,018	5,685	11,703
Real estate taxes	1,943	1,568	3,511	1,586	2,251	3,837
Investment advisory, management, leasing and development services	2,799	—	2,799	4,142	—	4,142
Reimbursable property personnel costs	1,425	—	1,425	1,657	—	1,657
Cost of condominium sales	20,892	—	20,892	3,113	—	3,113
Rent-unconsolidated real estate entities	42	—	42	65	—	65
Interest	6,787	3,964	10,751	5,803	5,100	10,903
Depreciation and amortization	3,008	4,773	7,781	2,948	5,517	8,465
General and administrative	3,865	—	3,865	4,173	—	4,173
Impairment loss	8,600	2,012	10,612	—	—	—

Total expenses	55,297	17,852	73,149	29,505	18,553	48,058

Interest income	34	90	124	587	—	587
Equity in net income (loss) of unconsolidated real estate entities	(3,103)	3,103	—	(3,968)	3,968	—

(Loss) income before income taxes and noncontrolling interests	(15,482)	22	(15,460)	(7,166)	8	(7,158)
(Provision) benefit for income taxes	(242)	—	(242)	1,359	—	1,359

Net (loss) income	(15,724)	22	(15,702)	(5,807)	8	(5,799)
Noncontrolling interests’ share of net loss (income):
Unitholders in the Operating Partnership	6,007	—	6,007	2,733	—	2,733
Partners in consolidated real estate entities	(1,195)	—	(1,195)	133	—	133

	4,812	—	4,812	2,866	—	2,866

(Loss) income before discontinued operations	(10,912)	22	(10,890)	(2,941)	8	(2,933)
Loss from discontinued operations	—	(22)	(22)	—	(8)	(8)

TPGI share of net (loss) income	$(10,912)	$—	$(10,912)	$(2,941)	$—	$(2,941)

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)

(in thousands)

(unaudited)

The following are the pro-rata consolidated statements of operations of TPGI for the nine months ended September 30, 2009 and 2008, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the nine months ended September 30, 2009			For the nine months ended September 30, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$22,499	$30,028	$52,527	$23,317	$29,021	$52,338
Tenant reimbursements	16,151	10,944	27,095	20,116	10,932	31,048
Parking and other	2,156	3,827	5,983	2,747	4,446	7,193
Investment advisory, management, leasing and development services	7,158	—	7,158	5,570	—	5,570
Investment advisory, management, leasing and development services- unconsolidated real estate entities	11,229	185	11,414	13,670	139	13,809
Reimbursement of property personnel costs	4,213	—	4,213	5,075	—	5,075
Condominium sales	22,927	—	22,927	79,758	—	79,758

Total revenues	86,333	44,984	131,317	150,253	44,538	194,791

Expenses:
Property operating and maintenance	18,439	15,948	34,387	18,877	16,525	35,402
Real estate taxes	5,427	5,246	10,673	4,762	5,618	10,380
Investment advisory, management, leasing and development services	8,638	—	8,638	12,520	—	12,520
Reimbursable property personnel costs	4,213	—	4,213	5,075	—	5,075
Cost of condominium sales	20,892	—	20,892	62,228	—	62,228
Rent-unconsolidated real estate entities	208	—	208	191	—	191
Interest	20,415	12,117	32,532	13,740	15,873	29,613
Depreciation and amortization	9,373	14,601	23,974	8,498	15,604	24,102
General and administrative	12,072	—	12,072	13,556	—	13,556
Impairment loss	8,600	2,012	10,612	—	—	—

Total expenses	108,277	49,924	158,201	139,447	53,620	193,067

Gain on sale of real estate	—	—	—	3,618	—	3,618
Gain from early extinguishment of debt	509	4,189	4,698	255	—	255
Interest income	287	177	464	2,341	—	2,341
Equity in net income (loss) of unconsolidated real estate entities	(595)	595	—	(9,108)	9,108	—

Income (loss) before income taxes and noncontrolling interests	(21,743)	21	(21,722)	7,912	26	7,938
Provision for income taxes	(480)	—	(480)	(2,695)	—	(2,695)

Net (loss) income	(22,223)	21	(22,202)	5,217	26	5,243
Noncontrolling interests’ share of net loss (income):
Unitholders in the Operating Partnership	7,456	—	7,456	(3,126)	—	(3,126)
Partners in consolidated real estate entities	934	—	934	133	—	133

	8,390	—	8,390	(2,993)	—	(2,993)

(Loss) income before discontinued operations	(13,833)	21	(13,812)	2,224	26	2,250
Loss from discontinued operations	—	(21)	(21)	—	(26)	(26)

TPGI share of net (loss) income	$(13,833)	$—	$(13,833)	$2,224	$—	$2,224

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED BALANCE SHEETS (NON-GAAP)

(in thousands)

(unaudited)

The following are the pro-rata consolidated balance sheets of TPGI as of September 30, 2009 and December 31, 2008, including reconciliation from the consolidated balance sheets to the pro-rata consolidated balance sheets.

	September 30, 2009			December 31, 2008
					(revised)
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$374,593	$385,325	$759,918	$376,944	$369,177	$746,121
Condominium units held for sale	73,567	—	73,567	101,112	—	101,112
Real estate held for sale	619	963	1,582	609	959	1,568
Investments in unconsolidated real estate entities	34,096	(34,096)	—	29,098	(29,098)	—
Cash and cash equivalents, unrestricted	50,582	2,566	53,148	69,023	4,021	73,044
Restricted cash	15,194	22,321	37,515	16,665	13,095	29,760
Receivables from condominium sales contracts, net	1,786	—	1,786	10,485	—	10,485
Rents and other receivables, net	7,040	833	7,873	9,153	1,252	10,405
Above market rents, net	894	488	1,382	1,070	643	1,713
Deferred rents	11,670	16,349	28,019	10,604	14,682	25,286
Deferred leasing and loan costs, net	14,646	24,937	39,583	15,018	26,826	41,844
Deferred tax asset, net of valuation allowance	15,729	—	15,729	15,534	—	15,534
Assets associated with discontinued operations	—	—	—	—	22	22
Other assets	6,356	2,554	8,910	5,120	1,359	6,479

Total assets	$606,772	$422,240	$1,029,012	$660,435	$402,938	$1,063,373

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$366,060	$399,243	$765,303	$387,945	$372,999	$760,944
Accounts payable and other liabilities	13,922	14,773	28,695	27,750	16,170	43,920
Unrecognized tax benefits	17,582	—	17,582	17,078	—	17,078
Below market rents, net	730	6,198	6,928	920	7,209	8,129
Deferred revenue	822	—	822	819	—	819
Dividends and distributions payable	500	—	500	2,377	—	2,377
Prepaid rent	1,569	2,026	3,595	2,819	1,837	4,656
Obligations associated with discontinued operations	—	—	—	—	30	30

Total liabilities	401,185	422,240	823,425	439,708	398,245	837,953

Redeemable noncontrolling interest	—	—	—	—	4,693	4,693
Noncontrolling interests	76,327	—	76,327	88,983	—	88,983
Total stockholders’ equity	129,260	—	129,260	131,744	—	131,744

Total liabilities and equity	$606,772	$422,240	$1,029,012	$660,435	$402,938	$1,063,373

Thomas Properties Group, Inc.

Supplemental Financial Information

EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Reconciliation of Net Loss to EBDT:

	For the three months ended September 30, 2009			For the three months ended September 30, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(10,912)	$—	$(10,912)	$(2,941)	$—	$(2,941)
Income tax provision (benefit)	242	—	242	(1,359)	—	(1,359)
Noncontrolling interests – unitholders in the Operating Partnership	(6,007)	—	(6,007)	(2,733)	—	(2,733)
Depreciation and amortization	3,008	4,773	7,781	2,948	5,517	8,465
Amortization of loan costs	202	191	393	78	247	325

EBDT	$(13,467)	$4,964	$(8,503)	$(4,007)	$5,764	$1,757

TPGI share of EBDT (1)	$(8,660)	$3,110	$(5,550)	$(2,445)	$3,517	$1,072

EBDT per share – basic			$(0.22)			$0.05

EBDT per share – diluted			$(0.22)			$0.05

Weighted average common shares outstanding – basic			25,212,319			23,701,294

Weighted average common shares outstanding – diluted			25,212,319			23,701,294

(1)	Based on an interest in our operating partnership of 64.65 % and 61.01% for the three months ended September 30, 2009 and 2008, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Reconciliation of Net (Loss) Income to EBDT:

	For the nine months ended September 30, 2009			For the nine months ended September 30, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net (loss) income	$(13,833)	$—	$(13,833)	$2,224	$—	$2,224
Income tax provision	480	—	480	2,695	—	2,695
Noncontrolling interests – unitholders in the Operating Partnership	(7,456)	—	(7,456)	3,126	—	3,126
Depreciation and amortization	9,373	14,601	23,974	8,498	15,604	24,102
Amortization of loan costs	372	683	1,055	237	1,090	1,327

EBDT	$(11,064)	$15,284	$4,220	16,780	16,694	33,474

TPGI share of EBDT (1)	$(7,100)	$9,808	$2,708	$10,261	$10,208	$20,469

EBDT per share – basic			$0.11			$0.86

EBDT per share – diluted			$0.11			$0.86

Weighted average common shares outstanding – basic			24,978,388			23,681,997

Weighted average common shares outstanding – diluted			24,978,388			23,681,997

(1)	Based on an interest in our operating partnership of 64.17% and 61.15% for the nine months ended September 30, 2009 and 2008, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

AFTER TAX CASH FLOW (ATCF) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We define ATCF as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustments to rental revenue to reflect the fair market value of rent. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Reconciliation of Net Loss to ATCF:

	For the three months ended September 30, 2009			For the three months ended September 30, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(10,912)	$—	$(10,912)	$(2,941)	$—	$(2,941)
Income tax provision (benefit)	242	—	242	(1,359)	—	(1,359)
Noncontrolling interests – unitholders in the Operating Partnership	(6,007)	—	(6,007)	(2,733)	—	(2,733)
Depreciation and amortization	3,008	4,773	7,781	2,948	5,517	8,465
Amortization of loan costs	202	191	393	78	247	325
Non-cash compensation expense	654	—	654	848	—	848
Straight-line rent adjustments	(843)	(489)	(1,332)	165	(546)	(381)
Adjustments to reflect the fair market value of rent	(5)	(316)	(321)	(42)	(330)	(372)
Impairment loss	8,600	2,012	10,612	—	—	—

ATCF before income taxes	$(5,061)	$6,171	$1,110	$(3,036)	$4,888	$1,852

TPGI share of ATCF before income taxes (1)	$(3,278)	$3,896	$618	$(1,852)	$2,982	$1,130
TPGI income tax expense-current	(72)	—	(72)	2,512	—	2,512

TPGI share of ATCF	$(3,350)	$3,896	$546	$660	$2,982	$3,642

ATCF per share – basic			$0.02			$0.15

ATCF per share – diluted			$0.02			$0.15

Weighted average common shares outstanding – basic			25,212,319			23,701,294

Weighted average common shares outstanding – diluted			25,212,319			23,701,294

(1)	Based on an interest in our operating partnership of 64.65% and 61.01% for the three months ended September 30, 2009 and 2008, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

AFTER TAX CASH FLOW (ATCF) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We define ATCF as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustments to rental revenue to reflect the fair market value of rent. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Reconciliation of Net (Loss) Income to ATCF:

	For the nine months ended September 30, 2009			For the nine months ended September 30, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net (loss) income	$(13,833)	$—	$(13,833)	$2,224	$—	$2,224
Income tax provision	480	—	480	2,695	—	2,695
Noncontrolling interests – unitholders in the Operating Partnership	(7,456)	—	(7,456)	3,126	—	3,126
Depreciation and amortization	9,373	14,601	23,974	8,498	15,604	24,102
Amortization of loan costs	372	683	1,055	237	1,090	1,327
Non-cash compensation expense	2,257	—	2,257	2,457		2,457
Straight-line rent adjustments	(762)	(1,474)	(2,236)	3,113	(1,878)	1,235
Adjustments to reflect the fair market value of rent	23	(1,026)	(1,003)	(100)	(1,019)	(1,119)
Impairment loss	8,600	2,012	10,612	—	—	—

ATCF before income taxes	$(946)	$14,796	$13,850	$22,250	$13,797	$36,047

TPGI share of ATCF before income taxes (1)	$(607)	$9,494	$8,887	$13,606	$8,437	$22,043
TPGI income tax expense-current	(132)	—	(132)	—	—	—

TPGI share of ATCF	$(739)	$9,494	$8,755	$13,606	$8,437	$22,043

ATCF per share – basic			$0.35			$0.93

ATCF per share – diluted			$0.35			$0.93

Weighted average common shares outstanding – basic			24,978,388			23,681,997

Weighted average common shares outstanding – diluted			24,978,388			23,681,997

(1)	Based on an interest in our operating partnership of 64.17% and 61.15% for the nine months ended September 30, 2009 and 2008, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Property management, leasing and development services fees:
Property management fees	$3,046	$3,049	$9,430	$9,494
Leasing commissions	1,144	1,104	3,963	6,118
Development services fees	1,567	2,214	4,603	6,999

	5,757	6,367	17,996	22,611
Investment advisory fees:
Asset management fees	1,647	1,828	5,274	5,271
Acquisition and disposition fees	—	—	—	—

Total fees	7,404	8,195	23,270	27,882
Investment advisory, management, leasing and development services expenses	(2,799)	(4,142)	(8,638)	(12,520)

Net investment advisory, management, leasing and development services income	$4,605	$4,053	$14,632	$15,362

Reconciliation to GAAP Presentation:
Total fees	$7,404	$8,195	$23,270	$27,882
Elimination of intercompany fee revenues	(1,394)	(2,152)	(4,883)	(8,642)

Investment advisory, management, leasing and development services revenues	$6,010	$6,043	$18,387	$19,240

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA AS OF SEPTEMBER 30, 2009

Our Ownership Properties

					TPGI Share (1)
	Location	Rentable Square Feet (2)	Percent Leased (3)	TPGI Percentage Interest	Rentable Square Feet	Estimated Stabilized Net Operating Income (4)	Estimated Stabilized Net Operating Income- Cash Basis (5)	Expected Capital Expenditures to Complete Stabilization (6)	Loan Balance at September 30, 2009		Remaining Loan Capacity
Stabilized Properties
CityWestPlace	Houston, TX	1,473,020	99.0%	25.0%	368,255	$5,776,000	$5,155,000		$53,350,000		$—
San Felipe Plaza	Houston, TX	980,472	89.0	25.0	245,118	3,060,000	2,805,000		29,425,000		—
2500 City West	Houston, TX	578,284	93.6	25.0	144,571	1,842,000	1,724,000		21,033,000		—
Research Park Plaza I and II	Austin, TX	271,889	96.6	6.3	16,993	288,000	263,000		3,219,000		—
Stonebridge Plaza II	Austin, TX	192,864	98.7	6.3	12,054	165,000	159,000		2,344,000		—
One Commerce Square	Philadelphia, PA	942,866	92.3	100.0	942,866	14,737,000	12,859,000		130,000,000		—
2121 Market Street (7)	Philadelphia, PA	22,136	100.0	50.0	11,068	1,065,000	1,065,000		9,294,000		—
Oak Hill Plaza	King of Prussia, PA	164,360	93.1	25.0	41,090	712,000	686,000		11,113,000	(8)	—
Reflections II	Reston, VA	64,253	100.0	25.0	16,063	328,000	328,000		2,280,000		—

Total / Average		4,690,144	94.6		1,798,078	27,973,000	25,044,000		262,058,000		—

Properties Projected to Stabilize in 2010
300 West 6th Street	Austin, TX	454,225	87.1	6.3	28,389	661,000	642,000	$234,000	7,938,000		—
Four Points Centre (Retail)	Austin, TX	6,600	27.3	100.0	6,600	169,000	169,000	237,000	—		—

Total / Average		460,825	86.3		34,989	830,000	811,000	471,000	7,938,000		—

Properties Projected to Stabilize in 2011
City National Plaza	Los Angeles, CA	2,496,084	83.2	25.0	624,020	15,092,000	14,112,000	7,470,000	141,999,000		—
Frost Bank Tower	Austin, TX	535,078	88.4	6.3	33,442	849,000	818,000	220,000	9,375,000		—
One Congress Plaza	Austin, TX	518,385	86.9	6.3	32,399	651,000	638,000	543,000	8,001,000		—
One American Center	Austin, TX	503,951	78.0	6.3	31,497	581,000	578,000	446,000	7,500,000		—
San Jacinto Center	Austin, TX	410,248	85.5	6.3	25,641	535,000	512,000	382,000	6,313,000		—
Two Commerce Square	Philadelphia, PA	953,276	82.6	100.0	953,276	16,640,000	16,288,000	18,344,000	144,371,000		—
Four Falls Corporate Center	Conshohocken, PA	253,985	80.7	25.0	63,496	1,246,000	1,232,000	1,393,000	13,017,000		—
Walnut Hill Plaza	King of Prussia, PA	150,573	55.3	25.0	37,643	495,000	490,000	932,000	—	(8)	—
Fair Oaks Plaza	Fairfax, VA	179,688	83.0	25.0	44,922	898,000	872,000	1,143,000	11,075,000		—

Total / Average		6,001,268	82.8		1,846,336	36,987,000	35,540,000	30,873,000	341,651,000

Properties Projected to Stabilize in 2012
Brookhollow Central I, II, and III	Houston, TX	805,967	65.3	25.0	201,492	2,641,000	2,459,000	8,078,000	13,444,000		—
Westech 360 I-IV	Austin, TX	175,529	52.8	6.3	10,971	164,000	164,000	146,000	7,165,000	(9)	—
Park Centre	Austin, TX	203,193	84.4	6.3	12,700	175,000	175,000	300,000	—	(9)	—
Great Hills Plaza	Austin, TX	139,252	59.5	6.3	8,703	117,000	117,000	191,000	—	(9)	—
Four Points Centre (Office)	Austin, TX	192,062	17.3	100.0	192,062	3,225,000	3,198,000	10,137,000	29,669,000		10,800,000	(10)
Centerpointe I and II	Fairfax, VA	421,651	56.6	25.0	105,413	2,392,000	2,294,000	5,794,000	30,946,000		—
Reflections I	Reston, VA	123,546	100.0	25.0	30,887	667,000	667,000	2,299,000	5,472,000		—

Total / Average		2,061,200	61.6		562,228	9,381,000	9,074,000	26,945,000	86,696,000		10,800,000

Total / Average All Properties		13,213,437	83.8		4,241,631	$75,171,000	$70,469,000	$58,289,000	$698,343,000		$10,800,000

Footnotes on following page.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA AS OF SEPTEMBER 30, 2009 - CONTINUED

Footnotes to Portfolio Data on previous page:

(1)	TPGI share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property.

(2)	For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail), but excludes 168 apartment units at 2121 Market Street.

(3)	Occupancy at stabilization is expected to be approximately 93%. Certain properties that have occupancy greater than 93% as of September 30, 2009 are not considered stabilized due to upcoming tenant vacancies not yet reflected.

(4)	For properties currently stabilized, the estimated stabilized net operating income (NOI) represents the sum of i) the annual straight-line rent under existing leases which were in place as of September 30, 2009, calculated as if the leases began on September 30, 2009, and ii) estimated parking and other income, less estimated operating expenses and adjusted for non-recurring items. For properties expected to become stabilized in future years, estimated stabilized NOI represents the sum of i) the annual straight-line rent under existing leases which will be in place in the year the properties are stabilized, calculated as if the leases began at the point of stabilization, ii) the annual expected market rent for the remaining space (up to the stabilized occupancy percentage), and iii) estimated parking and other income, less estimated operating expenses and adjusted for non-recurring items.

(5)	For properties currently stabilized, the estimated stabilized NOI – cash basis represents the sum of i) the annual cash rent under existing leases which were in place as of September 30, 2009, and ii) estimated parking and other income, less estimated operating expenses and adjusted for non-recurring items. For properties expected to become stabilized in future years, estimated stabilized NOI-cash basis represents the sum of i) the annual cash rent under existing leases which will be in place in the year the properties are stabilized, ii) the annual expected market rent for the remaining space (up to the stabilized occupancy percentage), and iii) estimated parking and other income, less estimated operating expenses and adjusted for non-recurring items.

(6)	Expected capital expenditures to complete stabilization represent capital expenditures, including tenant improvements and leasing commissions, expected to be spent to complete the stabilization of the property.

(7)	The square footage and occupancy information presented for 2121 Market Street represents the information for two retail/office tenants only; the estimated NOI includes 168 residential units comprising 132,823 square feet.

(8)	Oak Hill Plaza and Walnut Hill Plaza are co-borrowers under a loan agreement. The entire loan balance is included on the Oak Hill Plaza line.

(9)	Three of our Austin, Texas properties secure the Austin Portfolio bank term loan on a first mortgage basis and seven of our remaining Austin properties provide secondary equity pledges to secure the Austin Portfolio bank term loan of which our pro rata share is $7,165,000. The entire loan balance is included on the Westech 360 I-IV line. These mortgage liens and equity pledges also secure the Austin Portfolio senior secured priority financing payable to the partners (see note 8 on page 20), which has a priority right to repayment ahead of the Austin Portfolio bank term loan.

(10)	We paid $2.225 million in June 2009 of which approximately $1.8 million is held by the lender for our use for project costs.

Lease Expirations

The table below reflects the square footage of expiring leases in TPGI’s 100% owned properties and TPGI’s share of the square footage of expiring leases in TPGI’s joint venture properties. For properties where existing leases have been renewed or replaced, the later expiration date is used.

TPGI Percentage Interest in Consolidated and Unconsolidated Properties’ Lease Expirations
Year	Rentable Square Feet of Expiring Leases	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Vacant	736,005	$—	$—
2009	104,003	13.77	13.82
2010	225,503	15.68	15.75
2011	159,370	15.34	16.12
2012	288,466	14.95	17.29
2013	436,828	15.97	18.66
Thereafter	2,291,456	13.04	20.52

Total	4,241,631

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA AS OF SEPTEMBER 30, 2009 – CONTINUED

($ in thousands except for average amounts)

Our Development Properties

						Actual / Projected Entitlements			TPGI Share
	Location	TPGI Percentage Interest	Number of Acres		Potential Property Types	Square Feet	Units	Status of Entitlements	Costs Incurred to Date		Loan Balance
Fee Services:
Universal Village (1)	Los Angeles, CA	NA	124.0		Residential/Retail	180,000	2,937	Pending	—		—
Wilshire Grand (2)	Los Angeles, CA	NA	2.7		Office/ Retail/ Residential/ Hotel	2,500,000	50	Pending	—		—
Pre-Development:
Campus El Segundo (3)	El Segundo, CA	100.0%	26.1		Office/ Retail/ R&D/ Hotel	1,800,000		Entitled	$60,160		$17,000
MetroStudio@Lankershim (4)	Los Angeles, CA	NA	14.4		Office/ Production Facility	1,500,000		Pending	14,612		—
Four Points Centre	Austin, TX	100.0	252.5		Office/ Retail/ R&D/ Hotel	1,680,000		Entitled	18,044	(5)	—
2100 JFK Boulevard	Philadelphia, PA	100.0	0.7		Office/ Retail/ R&D/ Hotel	366,000		Entitled	4,900
2500 City West land	Houston, TX	25.0	3.3	(6)	Office/ Retail/ Residential/ Hotel	500,000		Entitled	900		—
CityWestPlace land	Houston, TX	25.0	25.0		Office/ Retail/ Residential	1,500,000		Entitled	5,345		—

						10,026,000	2,987		$103,961		$17,000

Condominium Units Held for Sale:

	Location	TPGI Percentage Interest		Description	Average Sales Price Per Square Foot To Date	Units Sold To Date		Book Carrying Value	Loan Balance	Remaining Loan Capacity
Murano	Philadelphia, PA	73.0	%(7)	43-story for-sale condominium project containing 302 units (average unit SF = 1,158); 119 remaining for sale (average unit SF = 1,238). Certificates of occupancy received for 100% of units	$537	183	(8)	$73,567	$45,020	$656

(1)	We have been engaged by NBC Universal to entitle and master plan their Universal Studios Hollywood backlot on which we have a right of first offer (ROFO) to develop approximately 124 acres for residential and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space. Upon successful completion of the entitlement process and our exercise of the ROFO, it is anticipated this project will be developed in phases over several years, subject to market conditions.
(2)	We have been engaged by Korean Air to entitle and master plan a 2.7 acre site in downtown Los Angeles for 2,500,000 square feet of development that consists of office, hotel, residential and retail uses.
(3)	We have completed infrastructure improvements to our Campus El Segundo development site, including installing underground utilities, rough grading, and streetscape improvements. The first phase of development is anticipated to include a 225,000 square foot, six-story Class A office building and parking structure to be constructed on 2.7 acres, which we are currently marketing to prospective tenants.
(4)	We are currently entitling this property, targeting approximately 1.5 million square feet. The first phase of this transit-oriented development is planned to become a television production facility and office space, in accordance with the space needs of NBC Universal. We expect to enter into a long-term ground lease with the Los Angeles Metropolitan Transportation Authority (which owns the land) upon completion of entitlements.
(5)	Costs do not include approximately 1.9 acres of land with carrying value of $0.6 million related to a ground lease we have with a retail tenant. Subsequent to the third quarter, we sold this parcel to a third party buyer for a purchase price of $2.1 million.
(6)	The number of acres excludes approximately 3.0 acres currently under contract for sale with a third party. This parcel is not encumbered by any debt and has a carrying value of approximately $3.9 million, of which TPGI’s share is approximately $1.0 million.
(7)	We have a $25.1 million preferred equity interest in Murano. Excluding the preferred equity interest, we hold a 73% interest in the property.
(8)	Subsequent to September 30, 2009, we sold six additional units and three additional units cleared their rescission period. These nine units sold at an average price of $410 per square foot, and are expected to close in the fourth quarter.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA AS OF SEPTEMBER 30, 2009 – CONTINUED

Our Managed Properties

Managed Properties	Location	Year Built Renovated	Rentable Square Feet	Percent Leased
800 South Hope Street	Los Angeles, CA	1985/2000	242,176	97.6%
Pacific Financial Plaza	Newport Beach, CA	1982/1993	279,474	96.8
1835 Market Street	Philadelphia, PA	1987	686,503	89.4
CalEPA Headquarters	Sacramento, CA	2000	950,939	100.0

Total/Weighted Average			2,159,092	96.0%

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT SUMMARY

(in thousands)

Mortgages and Other Loans	Interest Rate at September 30, 2009		Principal Amount		TPGI Share of Principal Amount	Maturity Date		Maturity Date at End of Extension Options
2010 Maturity Date at End of Extension Options
Two Commerce Square – senior mezzanine loan	19.3	%(1)	$31,554		$31,554	1/9/2010		1/9/2010
Two Commerce Square – junior mezzanine loan	15.0	(1)	4,594		4,594	1/9/2010		1/9/2010
Four Falls Corporate Center	5.3		52,067	(2)	13,017	3/6/2010		3/6/2010
Oak Hill Plaza/ Walnut Hill Plaza	5.3		44,452	(3)	11,113	3/6/2010		3/6/2010
City National Plaza	2.1		567,999		141,999	7/9/2010		7/9/2010
Murano construction loan	7.0		45,020	(4)	45,020	2/1/2010	(5)	7/31/2010
Brookhollow Central I, II, and III	3.0		53,770		13,444	8/9/2010		8/9/2010
San Felipe Plaza	5.0		117,700		29,425	8/11/2010		8/11/2010
2500 City West	4.9		84,132		21,033	8/11/2010		8/11/2010

Subtotal 2010 maturities			1,001,288		311,199

2011 Maturity Date at End of Extension Options
CityWestPlace - mortgage loan (Buildings III & IV)	1.5		92,400		23,100	7/1/2010	(6)	7/1/2011

Subtotal 2011 maturities			92,400		23,100

2012 Maturity Date at End of Extension Options
Centerpointe I and II	1.8		123,780		30,946	2/9/2010	(7)	2/9/2012
Austin Portfolio senior secured priority financing	10.0		21,074	(8)	—	6/1/2012		6/1/2012
Research Park Plaza I and II	1.6		51,500		3,219	6/9/2010	(9)	6/9/2012
Stonebridge Plaza II	1.4		37,500		2,344	6/9/2010	(9)	6/9/2012

Subtotal 2012 maturities			233,854		36,509

2013 Maturity Date at End of Extension Options
Two Commerce Square – mortgage loan	6.3		108,223		108,223	5/9/2013		5/9/2013

Subtotal 2013 maturities			108,223		108,223

2014 and After Maturity Date at End of Extension Options
Austin Portfolio bank term loan	3.5		114,647	(10)	7,165	6/1/2013		6/1/2014
Campus El Segundo mortgage loan	2.6		17,000		17,000	7/31/2011	(11)	7/31/2014
Four Points Centre construction loan	2.2		29,669		29,669	7/31/2012	(12)	7/31/2014
Reflections I	5.2		21,886		5,472	4/1/2015		4/1/2015
Reflections II	5.2		9,118		2,280	4/1/2015		4/1/2015
Note payable to former partner in City National Plaza	5.8		19,758		4,940	7/1/2012		1/4/2016
One Commerce Square - mortgage loan	5.7		130,000		130,000	1/6/2016		1/6/2016
CityWestPlace - mortgage loan (Buildings I & II)	6.2		121,000		30,250	7/6/2016		7/6/2016
Fair Oaks Plaza	5.5		44,300		11,075	2/9/2017		2/9/2017
Frost Bank Tower	6.1		150,000		9,375	6/11/2017		6/11/2017
One Congress Plaza	6.1		128,000		8,001	6/11/2017		6/11/2017
300 West 6th Street	6.0		127,000		7,938	6/11/2017		6/11/2017
One American Center	6.0		120,000		7,500	6/11/2017		6/11/2017
San Jacinto Center	6.1		101,000		6,313	6/11/2017		6/11/2017
2121 Market Street	6.1		18,587	(13)	9,294	8/1/2033		8/1/2033

Subtotal 2014 and thereafter maturities			$1,151,965		$286,272

			$2,587,730		$765,303

Weighted average interest rate at September 30, 2009	4.5%

Footnotes on following page.

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT SUMMARY – CONTINUED

Footnotes to Debt Summary on previous page:

(1)	The senior mezzanine loan bears interest at a rate such that the weighted average rate on this loan and the rate on the mortgage loan secured by Two Commerce Square equals 9.2% per annum. The effective interest rate on the senior mezzanine loan as of September 30, 2009 was 19.3% per annum. On October 14, 2009, we entered into a discounted payoff agreement with the holders of the existing mezzanine debt on Two Commerce Square. We have agreed to pay off the two mezzanine loans, with a principal amount of approximately $36.1 million, for a discounted amount of $25.0 million on or before November 30, 2009 (subject to an extension right of up to 29 days). Subsequent to September 30, 2009, we deposited $6.0 million with the holders of the loans under the agreement, which deposit will be credited against the payoff amount on closing. If we exercise the 29 day extension right, the deposit will be increased by an additional $7.0 million.

(2)	$9.9 million of this loan is secured by both a subordinate lien on the property and a payment guaranty issued by the partnership, which owns Oak Hill Plaza/Walnut Hill Plaza.

(3)	$9.2 million of this loan is secured by both a subordinate lien on the property and a payment guaranty issued by the partnership, which owns Four Falls Corporate Center.

(4)	We may borrow an additional $0.7 million under this construction loan. The Company has a completion guaranty for the Murano construction loan, which includes a guaranty of interest.

(5)	The loan has one six-month extension option remaining. The extension option is subject to an exit fee equal to 0.5% of the outstanding principal balance and unfunded commitments and may be reduced to 0.25% if certain conditions are met. We expect to exercise this final six-month extension option, which would extend the maturity date to July 31, 2010.

(6)	The loan has a remaining one-year extension option at our election.

(7)	The loan has two one-year extension options at our election, subject to a debt service coverage ratio of 1:1.

(8)	We and our partners in the Austin Portfolio replaced the unfunded $100 million commitment under a $292.5 million credit facility with $60 million of new senior secured priority financing committed to be funded by the partners. Approximately $14 million of this new financing was used to acquire at a discount and immediately retire third party term loan debt with an $80 million face value. $20 million of the $60 million commitment has been funded by the partners as of September 30, 2009. The remaining commitment will provide an ongoing source of capital for leasing costs and capital improvements. See also Note 10 below.

(9)	The loan has two one-year extension options at our election.

(10)	The Austin Portfolio bank term loan represents the modified balance under the amended credit agreement after third party term loan debt with a face value of $80 million was acquired at a discount for approximately $14 million and immediately retired. As a result, the previously funded loan of $192.5 million was reduced to $112.5 million. See also Note 8 above.

(11)	The loan agreement was modified and the loan maturity was extended to July 31, 2011 with three one-year extension options, subject to our compliance with certain covenants, with a final maturity date of July 31, 2014 if all extension options are exercised. The lender has the right to require payment of $2.5 million at the time of each extension. The interest rate on the loan has been increased to LIBOR plus 3.75% per annum. We have guaranteed this loan.

(12)	The loan agreement was modified and the loan maturity was extended to July 31, 2012 with two one-year extension options at our election subject to certain conditions. We have provided a completion guaranty and have guaranteed a portion of the principal and interest payable. We have also provided additional collateral of approximately 62.4 acres of fully entitled unimproved land, which is adjacent to our Four Points Centre office buildings. We have committed to pay down the principal amount of the loan in the total amount of $7.8 million of which $3.9 million was paid in October 2009 and the balance will be paid in three equal installments, in January, June and December, 2010. The interest rate on the loan has been increased to LIBOR plus 3.50%. We paid $2.225 million in June 2009 of which approximately $1.8 million is held by the lender to fund any remaining project costs, and $10.8 million remains unfunded and available to be drawn to fund any remaining project costs.

(13)	The loan is guaranteed by our operating partnership and our co-general partner in the partnership that owns 2121 Market Street, up to a maximum amount of $3.3 million.

Thomas Properties Group, Inc.

Supplemental Financial Information

CAPITAL STRUCTURE

(in thousands, except share data)

The following is the capital structure of TPGI as of September 30, 2009:

Debt		Aggregate Principal
Mortgage, other secured, and unsecured loans		$366,060
Company share of unconsolidated debt		399,243

Total combined debt		$765,303

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	25,693,354	$74,254
Operating partnership units (2)	14,325,552	41,401

Total common equity	40,018,906	$115,655

Total consolidated market capitalization		$481,715

Total combined market capitalization (3)		$880,958

(1)	Based on the closing price of $2.89 per share of TPGI common stock on September 30, 2009.

(2)	Includes outstanding operating partnership units not owned by TPGI and incentive units as of September 30, 2009.

(3)	Includes TPGI’s share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.

Supplemental Financial Information

OTHER INFORMATION

Principal Corporate Office

Thomas Properties Group, Inc.

515 South Flower Street

Sixth Floor

Los Angeles, CA 90071

Phone: (213) 613-1900

Fax: (213) 633-4760

www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43023
515 South Flower Street	Providence, RI 02940-3023
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com

Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO

Randall L. Scott	Executive Vice President, Director

John R. Sischo Paul S. Rutter	Executive Vice President, Director Executive Vice President and General Counsel

Thomas S. Ricci	Executive Vice President

Diana M. Laing	Chief Financial Officer and Secretary

Robert D. Morgan	Senior Vice President, Accounting and Administration

R. Bruce Andrews	Director

Edward D. Fox	Director

John L. Goolsby	Director

Winston H. Hickox	Director